Exhibit 99.1

JMP GROUP INC. REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

SAN FRANCISCO, August 9, 2007 — JMP Group Inc. (NYSE: JMP), a growth-oriented investment banking and asset management firm, today reported financial results for the quarter and six months ended June 30, 2007.

On May 16, 2007, the company completed its initial public offering and a related corporate reorganization, issuing 7,199,864 new shares of common stock. Selling stockholders sold an additional 1,999,098 shares of common stock in the offering. Net proceeds to the company totaled approximately $73.1 million.

Following its corporate reorganization, JMP Group Inc. is organized as a C corporation and, as of May 16, 2007, succeeded to the business of JMP Group LLC. For the purposes of financial reporting, JMP Group Inc. is considered the “Successor” to JMP Group LLC, which is the “Predecessor.” Therefore, consolidated results of operations are presented (i) for the Predecessor for the periods ended June 30, 2006, and for the periods from April 1, 2007 through May 15, 2007 and January 1, 2007 through May 15, 2007 (pre-reorganization), and (ii) for the Successor for the period from May 16, 2007 through June 30, 2007 (post-reorganization).

Highlights of the quarter and the six months ended June 30, 2007 included:

•

For the period from April 1 through May 15, 2007, JMP Group LLC, or the Predecessor, reported a net loss of $112.5 million, primarily as the result of a non-cash, one-time expense of $112.9 million related to the corporate reorganization. For the period from May 16 through June 30, 2007, JMP Group Inc., or the Successor, reported net income of $2.8 million. For more information about the non-cash, one-time expense related to the corporate reorganization, please see the section below captioned “Non-Cash Expense Related to Exchange of Redeemable Class A Member Interests.”

•

Operating net income for the quarter ended June 30, 2007 was $2.2 million, or $0.12 per diluted share. For the six months ended June 30, 2007, operating net income was $4.7 million, or $0.28 per diluted share. Operating net income is a non-GAAP financial measure and gives effect to the corporate reorganization as though it had been completed on December 31, 2006, adjusts for compensation expense related to stock-based compensation in connection with the company’s IPO and assumes an effective tax rate of 42%. For further information on operating net income, including a reconciliation to net loss (combined Predecessor/Successor), please see the sections below captioned “Operating Net Income” and “Non-GAAP Financial Measures.”

•

Total revenues were $23.1 million for the quarter, compared to $24.4 million for the quarter ended June 30, 2006. For the six months ended June 30, 2007, total revenues were $45.0 million, an increase of 4.2% from $43.2 million for the same period in 2006.

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•

Investment banking revenues were $12.0 million for the quarter, compared to $14.4 million for the quarter ended June 30, 2006. For the six months ended June 30, 2007, investment banking revenues were $23.5 million, a decrease of 4.9% from $24.7 million for the same period in 2006.

•

Net institutional brokerage revenues were $8.4 million for the quarter, compared to $7.5 million for the quarter ended June 30, 2006. For the six months ended June 30, 2007, net brokerage revenues were $17.1 million, an increase of 18.7% from $14.4 million for the same period in 2006.

•

Asset management fee revenues were $0.9 million for the quarter, compared to $0.7 million for the quarter ended June 30, 2006. For the six months ended June 30, 2007, asset management fee revenues were $1.8 million, an increase of 11.1% from $1.6 million for the same period in 2006. Assets under management totaled $238.4 million as of June 30, 2007, an increase of 23.1% from $193.7 million as of June 30, 2006 and 6.4% from $224.0 million as of March 31, 2007.

•

Costs related specifically to the company’s IPO and reorganization that were expensed during the quarter totaled $4.9 million, including $3.2 million of compensation expense recognized for accelerated vesting of stock options, $1.2 million of compensation expense recognized for restricted stock units granted in connection with the IPO, and $0.4 million of one-time professional fees. In addition, underwriting fees of $2.0 million from the company’s role as joint bookrunning manager of its own IPO were not recognized as revenue but were instead included in net offering proceeds and recorded as additional paid-in capital.

•

A dividend of $0.025 per share of common stock was declared for the second quarter of 2007, representing a prorated quarterly dividend for the period from the company’s IPO on May 16, 2007 through June 30, 2007, based upon a quarterly dividend rate of $0.05 per share.

•	The company’s board of directors has authorized the repurchase of up to one million shares of JMP Group’s outstanding common stock during the next twelve months.

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Combined Predecessor/Successor Financial Results

For purposes of comparing the three- and six-month periods ended June 30, 2007 and June 30, 2006 discussed herein, the company has aggregated the Predecessor period from January 1, 2007 through May 15, 2007 and the Successor period from May 16, 2007 through June 30, 2007, without further adjustment. The aggregated results are presented in the “Combined Predecessor/Successor” columns in the financial results below.

	Three Months Ended June 30, 2007
	April 1, 2007 through May 15, 2007	May 16, 2007 through June 30, 2007	Combined Predecessor/	Three Months Ended June 30, 2006
(in thousands)	Predecessor	Successor	Successor	Predecessor
Revenues:
Investment banking	$4,562	$7,462	$12,024	$14,351
Brokerage	4,355	4,070	8,425	7,478
Asset management fees	330	560	890	711
Principal transactions	609	(170)	439	987
Interest, dividends and other income	602	734	1,336	914

Total revenues	10,458	12,656	23,114	24,441
Expenses:
Compensation and benefits	5,562	11,745	17,307	14,565
Income allocation and accretion – Redeemable Class A member interests	114,369	—	114,369	3,169
Administration	766	880	1,646	962
Brokerage, clearing and exchange fees	551	607	1,158	1,018
Interest and dividend expense	179	59	238	391
Other	1,522	2,012	3,534	3,206

Total expenses	122,949	15,303	138,252	23,311

Income before minority interest and income tax	(112,491)	(2,647)	(115,138)	1,130
Income tax benefit	—	(5,339)	(5,339)	—
Minority interest	32	(74)	(42)	3

Net (loss)/income	$(112,523)	$2,766	$(109,757)	$1,127

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	Six Months Ended June 30, 2007
	Jan. 1, 2007 through May 15, 2007	May 16, 2007 through June 30, 2007	Combined Predecessor/ Successor	Six Months Ended June 30, 2006
(in thousands)	Predecessor	Successor		Predecessor
Revenues:
Investment banking	$16,055	$7,462	$23,517	$24,738
Brokerage	12,987	4,070	17,057	14,365
Asset management fees	1,218	560	1,778	1,601
Principal transactions	541	(170)	371	1,112
Interest, dividends and other income	1,571	734	2,305	1,399

Total revenues	32,372	12,656	45,028	43,215

Expenses:
Compensation and benefits	18,393	11,745	30,138	25,965
Income allocation and accretion – Redeemable Class A member interests	117,418	—	117,418	5,001
Administration	1,771	880	2,651	2,234
Brokerage, clearing and exchange fees	1,689	607	2,296	1,929
Interest and dividend expense	683	59	742	732
Other	3,948	2,012	5,960	5,812

Total expenses	143,902	15,303	159,205	41,673

Income before minority interest and income tax	(111,530)	(2,647)	(114,177)	1,542
Income tax benefit	—	(5,339)	(5,339)	—
Minority interest	167	(74)	93	3

Net (loss)/income	$(111,697)	$2,766	$(108,931)	$1,539

Revenues

Investment Banking

Total investment banking revenues were $12.0 million for the quarter, compared to $14.4 million for the second quarter of 2006. As a percentage of total revenues, investment banking revenues were 52.0%, compared to 58.7% in the quarter ended June 30, 2006.

Public equity underwriting revenues totaled $5.6 million for the quarter, an increase of 21.8% from $4.6 million for the second quarter of 2006. During the quarter, the company executed 11 public equity offerings with total proceeds of $1.5 billion, compared to nine public equity offerings with total proceeds of $0.9 billion during the quarter ended June 30, 2006.

Strategic advisory revenues, which include M&A success fees, totaled $4.7 million for the quarter, an increase of 44.9% from $3.2 million for the second quarter of 2006. During the quarter, the company acted as a strategic advisor on five completed transactions with an aggregate value of $229.3 million, compared to six completed transactions with an aggregate value of $430.6 million in the second quarter of 2006.

Private placement fee revenues totaled $1.8 million for the quarter, a decrease of 72.7% from $6.6 million for the second quarter of 2006. During the quarter, the company acted as placement agent for five private securities offerings raising $285.5 million in total proceeds, compared to eight private securities offerings raising $306.7 million in total proceeds during the quarter ended June 30, 2006.

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Institutional Brokerage

Net institutional brokerage revenues totaled $8.4 million for the quarter, compared to $7.5 million for the second quarter of 2006. As a percentage of total revenues, brokerage revenues were 36.4%, compared to 30.6% in the quarter ended June 30, 2006.

Asset Management

Asset management fee revenues totaled $0.9 million for the quarter, compared to $0.7 million for the second quarter of 2006. As a percentage of total revenues, asset management fees were 3.9%, compared to 2.9% in the quarter ended June 30, 2006. At June 30, 2007, assets under management totaled $238.4 million, compared to $193.7 million at June 30, 2006 and $224.0 million at March 31, 2007.

Principal Transactions and Other Income

Principal transaction revenues and other income, including interest and dividends, totaled $1.8 million for the quarter, compared to $1.9 million for the second quarter of 2006. As a percentage of total revenues, principal transaction revenues and other income were 7.7%, compared to 7.8% for the quarter ended June 30, 2006.

Expenses

Compensation and Benefits

Compensation and benefits expense totaled $17.3 million for the quarter, compared to $14.6 million for the second quarter of 2006. $4.5 million of the $17.3 million recorded is attributable to compensation expense related to stock-based compensation granted in connection with or prior to the company’s IPO. This expense is composed of $3.2 million recognized due to the accelerated vesting of stock options and $1.2 million recognized for restricted stock units granted in connection with the IPO. As a percentage of total revenues, compensation and benefits expense was 74.9% for the quarter, compared to 59.6% for the quarter ended June 30, 2006. Excluding the cost of stock-based awards related to the company’s IPO, compensation and benefits expense was 55.6% of total revenues for the quarter ended June 30, 2007.

Income Allocation and Accretion

Income allocation and accretion totaled $114.4 million for the quarter, compared to $3.2 million for the second quarter of 2006, due primarily to a one-time, non-cash expense of $112.9 million as a result of the exchange of Redeemable Class A member interests in JMP Group LLC for shares of the common stock of JMP Group Inc. at the time of its IPO. Because a corporate reorganization as a C corporation was executed by JMP Group in connection with its IPO, income allocation and accretion expense will not be incurred by the company in future periods.

Non-Compensation Expense

Non-compensation expense totaled $6.6 million for the quarter, compared to $5.6 million for the second quarter of 2006. The increase was due primarily to the change in timing of JMP Securities’ annual San Francisco-based research conference from March in 2006 to May in 2007 as well as to one-time professional fees of $0.4 million resulting from the IPO process and additional ongoing costs related to operating as a public company.

Operating Net Income

Operating net income is a non-GAAP financial measure and gives effect to the corporate reorganization as though it had been completed on December 31, 2006, adjusts for compensation expense related to stock-based compensation in connection with the company’s initial public offering and assumes an effective tax rate of 42%.

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In particular, operating net income includes the following adjustments:

•

The add-back of income allocation and accretion expense related to Redeemable Class A member interests, which was a non-cash expense that would not have been recorded if the Redeemable Class A member interests had been converted into common stock as of December 31, 2006;

•	The add-back of interest expense related to Redeemable Class A member interests because, as a corporation, the company no longer pays any interest on employee members’ capital;

•

The reversal of the effect of stock-based compensation events that occurred in connection with the company’s IPO, in particular (i) one-time compensation expense in the amount of $3.2 million associated with accelerated vesting of 1,335,000 stock options and (ii) compensation expense in the amount of $1.2 million associated with the grant of 1,931,060 restricted stock units;

•	An adjustment for income tax expense as though the company had been a corporation for the entirety of the periods presented, at an assumed combined federal, state and local income tax rate of 42%; and

•

An adjustment for shares outstanding, assuming that the exchange of Redeemable Class A member interests and Class A and Class B common interests in JMP Group LLC for common stock in JMP Group Inc. had occurred on December 31, 2006.

A reconciliation of the company’s net loss (combined Predecessor/Successor) to the company’s operating net income for the quarter and six months ended June 30, 2007 is set forth below.

(in thousands, except per share amounts)	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007
Net loss (combined Predecessor/Successor)	$(109,757)	$(108,931)
Add back:
Income tax benefit	(5,339)	(5,339)
Minority interest	(42)	93

Loss before taxes and minority interest (combined Predecessor/Successor)	(115,140)	(114,177)

Add back:
Income allocation and accretion – Redeemable Class A member interests	114,369	117,418
Interest expense – Redeemable Class A member interests	126	545
Compensation expense – stock-based compensation in connection with IPO	4,456	4,456

Operating income before taxes	3,811	8,242

Provision for income taxes (assumed tax rate of 42%)	1,601	3,462
Minority interest	(43)	93

Operating net income	$2,253	$4,687

Operating earnings per share:
Basic	$0.12	$0.28
Diluted	$0.12	$0.28

Weighted average shares used in calculating operating earnings per share: (1)
Basic	18,439	16,647
Diluted	18,616	16,767

(1)	Weighted average shares, basic and diluted, are calculated as follows:

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	Three Months Ended June 30, 2007					Six Months Ended June 30, 2007
	April 1, 2007 through May 15, 2007		May 16, 2007 through June 30, 2007		Predecessor/ Successor Combined	Jan. 1, 2007 through May 15, 2007		May 16, 2007 through June 30, 2007		Predecessor/ Successor Combined
	Predecessor		Successor			Predecessor		Successor
Weighted average basic shares outstanding	14,800	(a)	22,025		18,493	14,800	(a)	22,025		16,647
Effect of potential dilutive securities:
Options to purchase Class B common interests	79	(b)	—		38	105	(b)	—		78
Options to purchase common shares	—		52	(c)	27	—		52	(c)	13
Restricted stock units	—		114	(d)	58	—		114	(d)	29

Weighted average diluted shares outstanding	14,879		22,191		18,616	14,905		22,191		16,767

(a)

Reflects an adjustment for the assumed issuance of shares of the company’s common stock to members of JMP Group LLC in exchange for their respective membership interests in connection with the corporate reorganization.

(b)	Dilutive impact of options to acquire Class B common interests converted in the corporate reorganization at a one-for-one ratio into options to acquire shares of the company’s common stock.
(c)	Dilutive impact of options to acquire shares of the company’s common stock.
(d)	Dilutive impact of restricted stock units granted in connection with the initial public offering.

Non-Cash Expense Related to Exchange of Redeemable Class A Member Interests

Prior to the corporate reorganization, Redeemable Class A member interests were accounted for as a liability due to a redemption right, as required under Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment. In connection with the reorganization, Redeemable Class A member interests were exchanged for shares of the company’s common stock and reclassified from liability to equity. The liability-to-equity exchange of the Redeemable Class A member interests required the company to mark the Redeemable Class A member interests to fair market value and to record a non-cash expense related to the change in value. The company accounted for the exchange in its consolidated financial statements as follows:

•

The company recorded a one-time non-cash expense as a component of “Income allocation and accretion – Redeemable Class A member interests” equal to $112.9 million, which represents the difference between (i) the equity amount recorded for the shares of common stock issued in exchange for the Redeemable Class A member interests and (ii) the carrying amount of the Redeemable Class A member interests prior to the reorganization.

•

The company recorded additional equity equal to $111.2 million for the 10,109,957 shares of common stock exchanged for the Redeemable Class A member interests, based on the initial public offering price of $11.00 per share.

Dividend

On August 7, 2007, the board of directors of JMP Group declared a dividend of $0.025 per share for the second quarter of 2007, to be paid on August 30, 2007 to common stockholders of record on August 23, 2007. This cash amount represents a prorated quarterly dividend for the period from the company’s initial public offering on May 16, 2007 through June 30, 2007, based upon a quarterly dividend rate of $0.05 per share.

Share Repurchase Authorization

JMP Group’s board of directors has authorized the repurchase of up to one million shares of the company’s outstanding common stock during the next twelve months. The authorization will be

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exercised from time to time, subject to market conditions, the relative attractiveness of other capital deployment opportunities and regulatory considerations. JMP Group may repurchase shares on the open market or in private transactions. The stock repurchase program may be modified or discontinued at any time.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this release, JMP Group is providing non-GAAP financial measures, such as combined Predecessor/Successor results as well as operating net income, on a total and per share basis. When evaluating results of operations, company management views the quarter and six months ended June 30, 2007 as two whole measurement periods instead of two pairs of distinct periods—which must be divided and reported separately according to GAAP. Consequently, the company is presenting the operating results of the Predecessor and Successor on a combined basis for the quarter and six months ended June 30, 2007. This combined presentation is a non-GAAP summation of the Predecessor’s pre-reorganization results of operations for the period from January 1, 2007 through May 15, 2007 and the Successor’s results of operations for the period from May 16, 2007 through June 30, 2007. Company management believes that the combined presentation provides additional information that enables meaningful comparison of the company’s financial performance during uniform periods.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Specifically, management believes that operating net income provides useful information by excluding or including certain items that may not be indicative of the company’s core operating results or business outlook and that are not reflective of the results that JMP Group would have reported had the company operated as a corporation since the beginning of the periods presented. In addition, management uses operating income on a total and per share basis in determining the compensation of the company’s senior executive officers. Presenting operating net income on a total and per share basis for the interim periods presented will enable the company’s public investors to assess the company’s financial results in a manner that is most relevant to an owner of the company’s common stock. Furthermore, management believes that operating net income is a useful measure because it will allow for a better evaluation of the operating performance of JMP Group’s business and will facilitate a meaningful comparison of the company’s results in the current period to those in prior periods and future periods. Although JMP Group expects to grant restricted stock unit awards or other share-based compensation in the future, the company does not expect to make any such substantial grants to employees outside of its regular compensation and hiring process, as it did when JMP Group granted restricted stock unit awards in connection with its initial public offering.

The non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of JMP Group’s current financial performance. A limitation of utilizing non-GAAP measures is that the GAAP accounting effects of events do in fact reflect the underlying financial results of JMP Group’s business, which should not be ignored in evaluating and analyzing the company. Therefore, management believes that both the company’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of equity trades it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; and the affect of the overall condition of the securities markets and economy as a

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whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts, including statements about the company’s awards of stock-based compensation, the accounting treatment for the corporate reorganization effected on May 16, 2007 and the stock repurchase program. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on May 11, 2007 as well as in the similarly captioned sections of our periodic reports filed under the Exchange Act. The Registration Statement and the periodic reports are available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, the company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through two subsidiaries, JMP Securities LLC and JMP Asset Management LLC. For more information, visit www.jmpg.com.

Investor Relations Contact	Press Contact
KCSA Worldwide	JMP Group
Jeffrey Goldberger	Andrew Palmer
(212) 896-1249	(415) 835-8978
jgoldberger@kcsa.com	apalmer@jmpg.com

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JMP GROUP INC.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30, 2007		Three Months Ended June 30, 2006	Six Months Ended June 30, 2007		Six Months Ended June 30, 2006
	April 1, 2007 through May 15, 2007	May 16, 2007 through June 30, 2007		Jan. 1, 2007 through May 15, 2007	May 16, 2007 through June 30, 2007
(in thousands, except per share amounts)	Predecessor	Successor	Predecessor	Predecessor	Successor	Predecessor
Revenues:
Investment banking	$4,562	$7,462	$14,351	$16,055	$7,462	$24,738
Brokerage	4,355	4,070	7,478	12,987	4,070	14,365
Asset management fees	330	560	711	1,218	560	1,601
Principal transactions	609	(170)	987	541	(170)	1,112
Interest and dividends	474	693	776	1,245	693	1,237
Other income	128	41	138	326	41	162

Total revenues	10,458	12,656	24,441	32,372	12,656	43,215

Compensation and benefits	5,562	11,745	14,565	18,393	11,745	25,965
Income allocation and accretion – Redeemable Class A member interests	114,369	—	3,169	117,418	—	5,001
Administration	766	880	962	1,771	880	2,234
Brokerage, clearing and exchange fees	551	607	1,018	1,689	607	1,929
Travel and business development	500	395	1,057	1,197	395	1,794
Communications and technology	448	488	812	1,390	488	1,613
Occupancy	233	233	467	700	233	914
Professional fees	151	622	350	376	622	551
Depreciation	169	153	431	526	153	851
Interest and dividend expense	179	59	391	683	59	732
Other	21	121	89	(241)	121	89

Total expenses	122,949	15,303	23,311	143,902	15,303	41,673

(Loss)/income before income tax benefit and minority interest	(112,491)	(2,647)	1,130	(111,530)	(2,647)	1,542
Income tax benefit	—	(5,339)	—	—	(5,339)	—
Minority interest	32	(74)	3	167	(74)	3

Net (loss)/income	$(112,523)	$2,766	$1,127	$(111,697)	$2,766	$1,539

Net income per common share:
Basic		$0.13			$0.13
Diluted		$0.12			$0.12

Weighted average common shares:
Basic		22,025			22,025
Diluted		22,191			22,191

Net (loss)/income per unit – Class A common interests:
Basic	$(23.99)		$0.30	$(23.84)		$0.41
Diluted	$(23.99)		$0.30	$(23.84)		$0.41

Weighted average units – Class A common interests, basic and diluted	2,390		1,432	2,385		1,432

Net (loss) income per unit – Class B common interests:
Basic	$(23.99)		$0.30	$(23.84)		$0.41
Diluted	$(23.99)		$0.30	$(23.84)		$0.41

Weighted average units – Class B common interests, basic and diluted	2,300		2,300	2,300		2,300

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